================================================================================
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT                             /X/
FILED BY A PARTY OTHER THAN THE REGISTRANT          / /

Check the appropriate box:


/ /     Preliminary Proxy Statement        / /    Confidential, For Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14a-6(e)(2))
/X/     Definitive Proxy Statement


/ /     Definitive Additional Materials

/ /     Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                             ABLE LABORATORIES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 NOT APPLICABLE
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/     No fee required.
/ /     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1)  Title of each class of securities to which transaction applies:_____
        2)  Aggregate number of securities to which transaction applies:_____
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):_____
        4)  Proposed maximum aggregate value of transaction:_____
        5)  Total fee paid:_____

/ /     Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)  Amount Previously Paid:_____
        2)  Form, Schedule or Registration Statement No.:_____
        3)  Filing Party:_____
        4)  Date Filed: _____
================================================================================

                                     [LOGO]






                             ABLE LABORATORIES, INC.


                           NOTICE OF ANNUAL MEETING OF
                                  SHAREHOLDERS

                           to be held on May 29, 2002

                                       and

                                 PROXY STATEMENT





                                    IMPORTANT
                      PLEASE MARK, SIGN AND DATE YOUR PROXY
                AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.

                             ABLE LABORATORIES, INC.
                         200 HIGHLAND AVENUE, SUITE 301
                                NEEDHAM, MA 02494






                                                                  April 23, 2002





Dear Stockholder:

            You are cordially invited to attend the 2002 annual meeting of stockholders of Able Laboratories, Inc. The meeting will be held at the offices of Able Laboratories, Inc., 6 Hollywood Court, South Plainfield, New Jersey, 07080 on Wednesday, May 29, 2002, beginning at 10:00 A.M. local time.

            As a stockholder, your vote is important. We encourage you to execute and return your proxy promptly whether you plan to attend the meeting or not so that we may have as many shares as possible represented at the meeting. Returning your completed proxy will not prevent you from voting in person at the meeting prior to the proxy's exercise if you wish to do so.

            Thank you for your cooperation, continued support and interest in Able Laboratories, Inc.

                                                     Sincerely,




                                                     Dhananjay G. Wadekar
                                                     PRESIDENT

                             ABLE LABORATORIES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 29, 2002

            Able Laboratories hereby gives notice that it will hold its annual meeting of stockholders at the offices of Able Laboratories, Inc., 6 Hollywood Court, South Plainfield, New Jersey 07080 on Wednesday, May 29, 2002, beginning at 10:00 A.M. local time, for the following purposes:

         1. To elect a board of directors for the ensuing year. The nominees the board proposes to present for election are: James
                  B. Klint, F. Howard Schneider, Harry Silverman and Dhananjay
                  G. Wadekar.

         2. To consider and act upon a proposed plan of recapitalization that will result in a one-for-fifteen reverse split of Able Laboratories' Common Stock.

         3. To adjourn the annual meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the annual meeting to approve Proposal No. 2.

         4. To transact such further business as may properly come before the annual meeting or any adjournment thereof.

            The board of directors has fixed the close of business on April 19, 2002 as the record date for the stockholders entitled to notice of, and to vote at, the annual meeting and any adjournment thereof. Only stockholders of record on such date are entitled to notice of, and to vote at, the annual meeting or any adjournment thereof.

                                             By Order of the Board of Directors,


                                             Dhananjay G. Wadekar
                                             PRESIDENT
Boston, Massachusetts
April 23, 2002


                             YOUR VOTE IS IMPORTANT
              PLEASE SIGN AND RETURN THE ENCLOSED PROXY, WHETHER OR
                   NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

                             ABLE LABORATORIES, INC.
                         200 HIGHLAND AVENUE, SUITE 301
                                NEEDHAM, MA 02494

                              --------------------


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                              ---------------------

                                  MAY 29, 2002

            This proxy statement and the enclosed form of proxy relates to the annual meeting of stockholders of Able Laboratories, Inc. The annual meeting will take place as follows:

         DATE:     Wednesday, May 29, 2002
         TIME:     10 a.m.
         PLACE     Able Laboratories, Inc.
                   6 Hollywood Court
                   South Plainfield, NJ  07080

            We are soliciting proxies for the annual meeting and adjournments of the annual meeting. When proxies are returned properly executed, the person named in the proxies will vote the shares represented in accordance with the stockholders' directions. We encourage stockholders to vote on each matter to be considered. However, if a stockholder does not specify a vote on any proposal, the shares covered by his or her proxy will be voted on that proposal as management recommends.


            We are mailing our Annual Report, containing financial statements and management's discussion and analysis of financial condition and results of operations for the fiscal year ended December 31, 2001, together with this Proxy Statement to all stockholders entitled to vote. We are mailing this proxy statement and the enclosed form of proxy to stockholders on or about April 23, 2002.


PURPOSE OF THE ANNUAL MEETING

            At the annual meeting, we will submit three proposals to the stockholders:

PROPOSAL ONE:        To elect four directors;
PROPOSAL TWO:        To approve a plan of recapitalization that will result in a one-for-fifteen reverse split of Able Laboratories' Common
                     Stock; and

PROPOSAL THREE:      To adjourn the annual meeting if necessary to permit us to solicit additional proxies if there do not appear to be sufficient votes to approve Proposal No. 2.


            The shares will be voted FOR the three proposals if no specification is made.

RECORD DATE

            We have set April 19, 2002 as the record date for the annual meeting. Only stockholders of record as of April 19, 2002 will be entitled to notice of and to vote at the annual meeting and any adjournments thereof. As of the record date, the following shares of common stock and preferred stock were issued and outstanding and entitled to the following number of votes:


Class of Security      Number of Shares Outstanding          Number of Votes
-----------------      ----------------------------          ---------------

Common Stock                   172,762,952                      172,762,952

Preferred Stock                     61,150                       53,843,627

            The holders of common stock are entitled to one vote per share on any proposal presented at the meeting. The holders of preferred stock with voting rights are entitled to vote together with the holders of common stock and are entitled to the number of votes equal to the number of shares of common stock into which the shares of preferred stock could be converted. Together the shares of common stock and preferred stock, entitled to vote, shall be considered voting capital stock. We have no other voting securities. A total of 226,606,579 votes are eligible to be cast at the meeting.


QUORUM

            Our by-laws provide that a quorum at the annual meeting will be at least a majority of the outstanding shares entitled to vote at the meeting. We will treat shares of voting capital stock represented by a properly signed and returned proxy as present at the meeting for purposes of determining the existence of a quorum at the meeting. If a properly signed proxy is returned marked "abstain" with respect to any matter, or containing a broker non-vote on any matter, we will nonetheless count the shares represented by the proxy as present or represented for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker or nominee holding shares for a beneficial owner does not vote on a proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner with respect to that proposal.

VOTE REQUIRED

            A plurality of the votes properly cast at the annual meeting will elect each director. Abstentions and votes withheld for any nominee will not be included in calculating the number of votes cast and accordingly will not affect the outcome of the vote.

            The proposal to approve a plan of recapitalization will require the affirmative vote of a majority of the issued and outstanding shares of voting capital stock. Abstentions and broker non-votes will count as votes cast against each proposal.

            The proposal to adjourn the annual meeting to permit us to seek more proxies if necessary will require the affirmative vote of a majority of the issued and outstanding shares of voting capital stock present and eligible to be cast at the annual meeting. Abstentions will be counted as present and/or represented and entitled to vote, and will be included in calculating the number of votes cast. Abstentions will thus have the effect of a "no" vote on this proposal. Broker non-votes will not be included in calculating the number of votes cast and accordingly will not affect the outcome of the vote.

            Our transfer agent, American Stock Transfer and Trust Company, will tabulate the votes.

            We do not intend to submit any other proposals to the stockholders at the annual meeting. The board of directors was not aware, a reasonable time before mailing of this proxy statement to stockholders, of any other business that may properly be presented for action at the annual meeting. If any other business should properly come before the annual meeting, shares represented by all proxies received by us will be voted with respect thereto in accordance with the best judgment of the persons named as attorneys in the proxies.

REVOCATION OF PROXY

            Stockholders may vote in person or by proxy. A stockholder's execution of a proxy will not in any way affect his right to attend the meeting and vote in person. Any stockholder giving a proxy has the right to revoke it at any time before it is exercised. A stockholder may revoke a proxy by:

         o filing with our Secretary, before the taking of the vote at the meeting, a written notice of revocation bearing a later date than the proxy;

         o duly executing a later-dated proxy relating to the same shares and delivering it to our Secretary before the taking of the vote at the meeting; or

         o attending the meeting and voting in person (although attendance at the meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Able Laboratories, Inc., 200 Highland Avenue, Suite 301, Needham MA 02494, Attention: Secretary, at or before the taking of the vote at the meeting.

                 MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

                       PROPOSAL ONE: ELECTION OF DIRECTORS

            Our board of directors currently consists of four directors. The board of directors has nominated the following four individuals to serve as directors for the upcoming year.



NAME                         AGE            POSITION WITH ABLE LABORATORIES
----                         ---            -------------------------------
Dhananjay G. Wadekar.......  48      Chairman of the Board, Chief Executive
                                     Officer, President, Treasurer and Secretary
James B. Klint (1).........  59      Director
F. Howard Schneider (1)....  63      Director
Harry Silverman (1)........  43      Director

(1) Member of the Audit Committee and the Compensation Committee.

            DHANANJAY G. WADEKAR. Mr. Wadekar has served as a director since our inception and as Chairman of the Board since April 2002. Mr. Wadekar was Executive Vice President from November 1991 until March 2001 and has served as President since March 2001 and as Chief Executive Officer since October 2001. Mr. Wadekar has served as Treasurer since 1999. Mr. Wadekar earned an M.S. degree from the Massachusetts Institute of Technology and an MBA from Colorado State University.

            JAMES B. KLINT, M.D. Dr. Klint joined Able Laboratories as a director in April 2000. Dr. Klint is on the clinical faculty at the Stanford University School of Medicine, and has been the team physician for the San Francisco Forty Niners for the past twenty-three years. In addition, Dr. Klint has served as the team physician for Stanford University and as a medical consultant for the San Jose Sharks, a professional hockey team. Dr. Klint has also held positions at the Palo Alto Medical Foundation's Department of Sports Medicine and Internal Medicine. Dr. Klint is board certified in Internal Medicine, Hematology, and Medical Oncology.


            F. HOWARD SCHNEIDER. Dr. Schneider has served as a director since September 1989. Dr. Schneider is Vice President of Development and a director of CereMedix, Inc., a company developing treatments for neurological diseases. He was Senior Vice President of Technology at Able Laboratories, Inc. from June 1991 until November 1997. Prior to joining Able Laboratories, Dr. Schneider was a partner and Senior Vice President of Bogart Delafield Ferrier. Dr. Schneider participated in the management buyout of Bogart Delafield Ferrier from its parent corporation, McCann Healthcare Group, a subsidiary of Inter Public Group.


            HARRY SILVERMAN. Mr. Silverman joined Able Laboratories as a director in April 2000. Mr. Silverman is the Executive Vice President of Finance, Chief Financial Officer and Treasurer of Domino's Pizza. Since joining Domino's Pizza in 1986, Mr. Silverman has held a number of positions, including regional Controller, National Operations Controller, Corporate Controller, Chief Financial Officer and Vice President of Finance.

            If the stockholders elect these individuals as directors, each of them will hold office until the next annual meeting of stockholders, and until his successor is elected and qualified. Each of the nominees has agreed to serve, if elected, and we have no reason to believe that any nominee will be unable to serve. In the event that one or more nominees is unable or declines to serve as a director at the time of the annual meeting, then proxies will be voted for such other nominee as may be designated by the board of directors.

            Our by-laws provide for the annual election of the board of directors. All directors are elected to hold office until the next annual meeting and until their successors have been duly elected and qualified.

            THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF MESSRS. KLINT, SCHNEIDER, SILVERMAN AND WADEKAR.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

            During the fiscal year ended December 31, 2001, the board of directors met six times and acted by unanimous written consent seven times. Each incumbent director who served during the fiscal year ended December 31, 2001 attended at least 75% of the meetings of the board held during the period in which he served.

            The board of directors currently has two standing committees. The board of directors has an audit committee which operates under a written charter and is responsible for overseeing all of Able Laboratories's financial functions, including matters relating to the appointment and activities of our auditors, audit plans and procedures, various accounting and financial reporting issues and changes in accounting policies. The audit committee charter was filed as an appendix to the proxy statement for our 2001 annual meeting of stockholders. In accordance with SEC regulations, we intend to attach a copy of the charter as an appendix to the proxy materials for our 2004 annual meeting of stockholders. The audit committee met once during the fiscal year ended December 31, 2001.

            The board of directors has a compensation committee responsible for determining the compensation of executive officers of Able Laboratories. The compensation committee met once during the fiscal year ended December 31, 2001, and its members acted together with the other directors to review and act upon compensation matters.

DIRECTOR COMPENSATION

            Directors are not compensated for attending meetings of the board of directors. All directors are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings and other services as directors. Directors are entitled to receive, and receive from time to time, stock options, under our option plans or otherwise.

            On February 24, 2001, the board of directors granted C. Robert Cusick, our former Chairman of the Board of Directors, and Dhananjay G. Wadekar stock options to purchase up to 5,000,000 shares of common stock, Harry Silverman and James B. Klint stock options to purchase up to 500,000 shares of common stock, and F. Howard Schneider a stock option to purchase up to 250,000 shares of common stock. Each stock option has an exercise price of $.22 per share. These options vested in four equal installments at the end of each calendar quarter during the year 2001.

      PROPOSAL TWO: AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT
                      A ONE-FOR-FIFTEEN REVERSE STOCK SPLIT


            Our board of directors has adopted a resolution declaring the advisability of, and submitting to the stockholders for approval, a proposal to amend our certificate of incorporation to effect a recapitalization pursuant to which (i) each fifteen shares of common stock will be automatically converted into one new share of common stock and (ii) the authorized common stock will consist of 25,000,000 shares, $0.01 par value per share. Also, in the recapitalization we would reduce the number of our authorized shares of common stock from 225,000,000 to 25,000,000. The text of the proposed amendment is set forth in Exhibit A to this proxy statement. Shares of our common stock do not have preemptive or similar rights. The plan of recapitalization, also referred to as the reverse stock split, will become effective as of 5:00 p.m. EST on the date that the certificate of amendment to our certificate of incorporation is filed with the Secretary of State of Delaware. If for any reason our board of directors deems it advisable, we may abandon the reverse stock split at any time before we file the amendment to our certificate of incorporation, whether before or after the meeting (even if such proposal has been approved by our stockholders).


            In lieu of issuing less than one whole share resulting from the reverse stock split to holders of a number of shares not evenly divisible by fifteen, we will determine the fair value of each outstanding share of common stock held immediately before the reverse stock split takes effect. We currently anticipate that the fair value of the outstanding common stock will be based on the average daily closing bid price per share of our common stock as reported by the primary trading market for our common stock for the ten (10) trading days immediately preceding the reverse stock split. In the event our board of directors determines that unusual trading activity would cause such amount to be an inappropriate measure of the fair value of our common stock, we may base the fair value of the outstanding common stock on the fair market value of the common stock as reasonably determined in good faith by our board of directors. Stockholders who hold a number of shares not evenly divisible by fifteen immediately before the reverse stock split takes effect will be entitled to receive, in lieu of a fractional share, cash in an amount equal to the fair value of the outstanding common stock times the remainder left after dividing their total number of shares by fifteen.

            As soon as practicable after the date of the reverse stock split, we will mail a letter to each holder of record of common stock issued and outstanding immediately before the reverse stock split. The letter will contain instructions for the surrender of such certificate or certificates to our designated exchange agent in exchange for certificates representing the number of whole shares of common stock (plus the fair value of any remainder shares) into which the shares of common stock have been converted as a result of the reverse stock split. No cash payment will be made or new certificate issued to a stockholder until the stockholder has surrendered his or her outstanding certificates together with the letter to our exchange agent. See "Exchange of Stock Certificates."

PURPOSES OF THE REVERSE SPLIT

            ELIGIBILITY FOR LISTING ON THE NASDAQ NATIONAL MARKET OR THE NASDAQ SMALLCAP MARKET

            Our common stock is currently traded on the OTC Bulletin Board and the Boston Stock Exchange. Our board of directors believes that if the proposed reverse split is approved by our stockholders and the reverse split is effected, our common stock could have a greater likelihood of satisfying the Nasdaq National Market or the Nasdaq SmallCap Market initial listing criteria. Our board of directors believes that either the Nasdaq National Market or the Nasdaq SmallCap Market would provide a better trading market for our common stock, and the listing of our common stock on the Nasdaq National Market or the Nasdaq SmallCap Market could improve the liquidity of our common stock.

However, even if the reverse split is effected there can be no assurance that our common stock will be accepted for listing on the Nasdaq National Market or the Nasdaq SmallCap Market . In addition, even if we are successful in listing our common stock on the Nasdaq National Market or the Nasdaq SmallCap Market there can be no assurance that our common stock will meet the requirements for continued listing on either market.

            EFFECT OF LOW TRADING PRICE ON MARKET FOR COMPANY'S SECURITIES

            Our board of directors believes that low trading prices of our common stock may have an adverse impact upon the efficient operation of the trading market in our securities. In particular, brokerage firms may charge a greater percentage commission on low-priced shares than that which would be charged on a transaction in the same dollar amount of securities with a higher per share price. Also, we believe that some brokerage firms may be reluctant to recommend purchases of low-priced stock to their clients or make a market in such shares. Such tendencies may adversely affect us. The reverse stock split may lessen these adverse effects if it results in a higher price per share of our common stock. You should note that the effect of the reverse stock split upon the market prices for our common stock cannot be accurately predicted. In particular, there is no assurance that prices for shares of our common stock after the reverse stock split will be fifteen times the prices for shares of our common stock immediately prior to the reverse stock split. Furthermore, we can give no assurance that the reverse stock split will achieve the desired results which we outline herein. Nor can we give any assurance that the reverse stock split will not adversely impact the market price of our common stock or, alternatively, that any increased price per share of our common stock immediately after the proposed reverse stock split will be sustained for any prolonged period of time. In addition, the reverse stock split may have the effect of creating odd lots of stock (i.e., lots of fewer than 100 shares) for some stockholders and such odd lots may be more difficult to sell or have higher brokerage commissions associated with the sale of such odd lots.

            GREATER AVAILABILITY OF COMMON STOCK FOR FUTURE ISSUANCES


            As of April 19, 2002, there were 172,762,952 shares of our common stock issued and outstanding, and there were outstanding warrants, convertible preferred stock and options convertible into approximately 94,181,845 shares of common stock. We do not have an adequate number of shares of common stock available for issuance upon conversion of outstanding warrants, preferred stock and options. One purpose of the reverse stock split is to ensure our ability to meet our obligations to holders of our convertible securities.

            If the reverse stock split is approved, our board of directors would have the authority to issue approximately 13,500,000 additional shares of common stock without further stockholder approval. Our board of directors believes that the reverse stock split would provide sufficient shares for issuance upon conversion of our convertible securities, as well as for such corporate purposes as our board of directors may determine to be necessary or desirable. These purposes may include, without limitation, acquiring other businesses in exchange for shares of common stock or entering into collaborative research arrangements with other companies or acquiring complementary technologies, products or businesses from third parties in exchange for common stock. We do not have any current commitments or agreements relating to any acquisitions. Other corporate purposes may include issuing shares of common stock in connection with business relationships, strategic alliances or other corporate partnering programs, and issuing shares of common stock to raise additional working capital for ongoing operations. We may also issue additional shares of common stock to attract and retain valuable employees through the issuance of additional stock options, both under our existing stock plans and under new plans or arrangements.

            Under the Delaware General Corporation Law, the board of directors generally may issue authorized but unissued shares of common stock without further stockholder approval. Our board of directors does not currently intend to seek stockholder approval prior to any future issuance of additional shares of common stock, unless stockholder action is required in a specific case by applicable law, the rules of any exchange or market on which our securities may then be listed, or our certificate of incorporation or by-laws then in effect.

            The issuance of any additional shares of common stock may, depending on the circumstances under which those shares are issued, reduce stockholders' equity per share and may reduce the percentage ownership of common stock of existing stockholders. However, we would receive consideration for any additional shares of Common Stock issued, which could reduce or eliminate the economic effect to each stockholder of such dilution.

            Authorized but unissued shares of common stock could be used to make a change in control of the company more difficult. For example, such shares could be sold to purchasers who might side with our board of directors in opposing a takeover bid that our board determines not to be in the best interests of the company and our stockholders. Our board of directors does not now plan to propose any anti-takeover measures in future proxy solicitations. We are not aware of any pending or threatened efforts to obtain control of the company, and our board of directors has no current intention to use any issuance of common stock to impede a takeover attempt.

EFFECT OF THE REVERSE STOCK SPLIT

            As a result of the reverse stock split, the number of whole shares of common stock held by stockholders of record as of the close of business on the date of the reverse stock split will be equal to the number of shares of common stock held immediately prior to the close of business on such date divided by fifteen. Also as part of the recapitalization, the authorized shares of common stock will be reduced from 225,000,000 to 25,000,000 shares, $0.01 par value per share. The reverse stock split will not affect your percentage ownership interest in the company or proportional voting power, except for minor differences resulting from the payment of cash in lieu of fractional shares. The number of shares of common stock issued and outstanding will be reduced. Consequently, after the reverse stock split the aggregate par value of the issued common stock will be lower. Future issuances of common stock may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights of our outstanding common stock. The reverse stock split, which will increase the number of authorized but unissued shares of common stock, may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our certificate of incorporation or by-laws.

            The terms of our common stock and preferred stock, and the rights and privileges of the holders of such shares, will be unaffected by the reverse stock split, except that upon consummation of the reverse stock split, the total number of shares currently reserved for outstanding warrants, grants of stock options and all stock options previously granted would be decreased proportionately by dividing such number by fifteen. The cash consideration payable per share upon exercise of the stock warrants and options would be increased proportionately by multiplying such number by fifteen. In addition, the number of shares of common stock reserved for issuance upon conversion of the convertible preferred stock, including the Series Q Preferred Stock, would be decreased proportionately by dividing such number by fifteen.

            Dissenting stockholders will not have appraisal rights under Delaware law or under our certificate of incorporation or by-laws. The reverse stock split may leave certain stockholders with an odd lot of our common stock (i.e., a number of shares less than 100). These shares may be more difficult to sell, or require a greater commission to sell, than shares in multiples of 100.

            Our common stock is currently registered under Section 12(g) of the Exchange Act and as a result, we are subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split will not affect the registration of our common stock under the Exchange Act, and we have no current intention of terminating our registration under the Exchange Act.

EXCHANGE OF STOCK CERTIFICATES

            AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THE REVERSE STOCK SPLIT, WE INTEND TO ENCOURAGE OUR STOCKHOLDERS TO EXCHANGE THEIR STOCK CERTIFICATES EVIDENCING SHARES OF COMMON STOCK OUTSTANDING BEFORE THE EFFECTIVENESS OF THE REVERSE STOCK SPLIT FOR CERTIFICATES REPRESENTING THE NUMBER OF WHOLE SHARES OF COMMON STOCK INTO WHICH THEIR SHARES HAVE BEEN CONVERTED AS A RESULT OF THE REVERSE STOCK SPLIT, AS WELL AS CASH IN LIEU OF FRACTIONAL SHARES RESULTING FROM THE REVERSE STOCK SPLIT. AFTER THE EFFECTIVE DATE OF THE REVERSE STOCK SPLIT, THE FORMER CERTIFICATES WILL REPRESENT ONLY THE RIGHT TO RECEIVE CERTIFICATES FOR THE POST-SPLIT SHARES WHEN SURRENDERED. AT THE EFFECTIVE DATE OF THE REVERSE STOCK SPLIT, THE FORMER SHARES WILL CEASE TO EXIST AND THEREAFTER, ALL TRADING ACTIVITY AND MARKET QUOTATIONS FOR THE COMPANY'S COMMON STOCK WILL BE EXCLUSIVELY IN NEW POST-SPLIT SHARES.

            YOU WILL BE FURNISHED WITH THE NECESSARY MATERIALS AND INSTRUCTIONS FOR THE SURRENDER AND EXCHANGE OF YOUR STOCK CERTIFICATES AT THE APPROPRIATE TIME BY OUR DESIGNATED EXCHANGE AGENT. YOU WILL NOT BE REQUIRED TO PAY A TRANSFER OR OTHER FEE IN CONNECTION WITH THE EXCHANGE OF CERTIFICATES.

            YOU SHOULD NOT SUBMIT ANY CERTIFICATES TO OUR EXCHANGE AGENT UNTIL REQUESTED TO DO SO.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

            The following is a general description of certain federal income tax consequences of the reverse stock split to our common stockholders who are "United States persons" as defined for United States federal income tax purposes, and who hold our common stock as a capital asset. For United States federal income tax purposes, a "United States person" is a United States citizen or resident alien (as determined under the Internal Revenue Code of 1986, as amended, also referred to as the Code), a corporation or partnership organized under the laws of the United States or any state, and any estate or trust subject to United States federal income tax on its income regardless of source.

            The summary is based on the Code, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices all as in effect on the date of this proxy statement. We have has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse stock split.

            This discussion is for general information only and does not address aspects of federal income taxation that may be relevant to special classes of taxpayers, such as non-resident aliens, broker-dealers, tax-exempt organizations, banks or insurance companies, or stockholders who acquired their shares of our common stock in connection with the exercise of an employee stock option or right or otherwise as compensation or stockholders who hold our common stock as part of a hedge, straddle or conversion transaction. In addition, this summary does not discuss the tax consequences under the laws of any foreign, state or local jurisdiction. You are urged to consult your own tax advisors as to the federal, state, local and foreign tax consequences to you of the reverse stock split.

            We believe that the reverse stock split will constitute a reorganization within the meaning of section 368(a)(1)(E) of the Code. Accordingly, we expect that the reverse stock split will have the following material federal income tax consequences:

            1. No gain or loss will be recognized in the reverse stock split by holders of our common stock upon their receipt of post-split shares of our common stock in exchange for their pre-split shares of our common stock.

            2. Stockholders who receive cash in the reverse stock split will recognize capital gain to the extent that such cash exceeds their adjusted tax basis in the shares of common stock.

            3. The aggregate tax basis in the shares of our common stock received by each of our stockholders in the reverse stock split will be equal to each such stockholder's aggregate tax basis in the shares surrendered in exchange therefor, reduced by any cash received and increased by any gain recognized in the exchange.

            4. The holding period of shares of our common stock received in the reverse stock split will include the period for which the shares surrendered in exchange therefore were held.

            5. We will recognize no gain or loss as a result of the reverse stock split.

VOTE REQUIRED

            Approval of the proposed amendment to our certificate of incorporation to effect the reverse stock split will require the affirmative vote of a majority of all of the issued and outstanding shares of common stock and preferred stock, voting together as a class.

            Our board of directors reserves the right to abandon the proposed amendment without further action by our stockholders at any time before the filing of the certificate of amendment to our certificate of incorporation effecting the proposed amendment with the Delaware Secretary of State, notwithstanding authorization of the proposed amendment by our stockholders.

            The foregoing summary of the proposed amendment to our certificate of incorporation to effect the reverse stock split is qualified in its entirety by reference to the complete text of the proposed amendment, which is set forth as Exhibit A to this proxy statement.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSED AMENDMENT.

                               EXECUTIVE OFFICERS

         Our executive officer and his age and positions, are as follows:

            Name          Age   Position
            ----          ---   --------
Dhananjay G. Wadekar      48    Chairman of the Board, Chief Executive Officer,
                                President, Treasurer and Secretary

            Executive officers are appointed by the board of directors and serve at the discretion of the board or until their respective successors have been duly elected and qualified. There are no family relationships among the executive officer and directors.

EXECUTIVE OFFICER COMPENSATION


            The following table sets forth certain information concerning the compensation for services rendered in all capacities to Able Laboratories for the fiscal years ended December 31, 2001, 2000 and 1999 of our Chief Executive Officer and the other executive officers whose salary and bonus for 2001 exceeded $100,000 (the "named executive officers").


                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                             ANNUAL COMPENSATION (1)             COMPENSATION AWARDS
                                             ----------------------              -------------------
                                                                          SECURITIES
                                           FISCAL                         UNDERLYING          ALL OTHER
NAME AND PRINCIPAL POSITION                 YEAR           SALARY          OPTIONS          COMPENSATION(2)
---------------------------                 ----           ------          -------          ---------------
C. Robert Cusick  (3)                       2001            (5)            5,000,000              --
Former Chief Executive Officer              2000            (5)               --                  --
                                            1999            (5)            5,000,000              --

Dhananjay G. Wadekar (4)                    2001         $ 145,000         5,000,000             $ 216
   Chairman of the Board, Chief             2000         $ 145,000         1,300,000(6)           $ 216
   Executive Officer, President,            1999         $ 145,000         5,000,000             $ 210
   Treasurer and Secretary

------------------
(1) Other than as described in this table or the footnotes to this table, we did not pay any executive officer any compensation, including incidental personal benefits, in excess of 10% of such executive officer's salary.
(2) Amount represents dollar value of group-term life insurance premiums we paid for the benefit of the executive officer.
(3) Mr. Cusick resigned from his position as President in March 2001 and as Chief Executive Officer in October 2001, and resigned from the board of directors in March 2002.

(4) Mr. Wadekar was elected to the positions of President in March 2001, Chief Executive Officer in October 2001 and Chairman of the Board in April 2002.

(5) Mr. Cusick joined us in 1998 and served as our Chief Executive Officer until October 2001 without receiving a cash salary. Mr. Cusick received no cash compensation from the time he joined Able Laboratories in 1998 until his resignation as a director in 2002. Mr. Cusick also served as our President from 1998 until March 2001. We entered into a consulting agreement with Mr. Cusick on May 8, 1998, pursuant to which we agreed to pay him $75,000 per year in consulting fees. In February 1999, the board of directors increased the annual consulting fee under the agreement to $148,000 payable solely in options to purchase common stock. The consulting agreement expired in May 2001. We did not pay any cash compensation to Mr. Cusick under the consulting agreement, or otherwise, in 1999, 2000, or 2001. In February 1999, the board of directors voted to grant Mr. Cusick two non-qualified stock options. The first option was to purchase up to 300,000 shares of common stock at an exercise price of $.01 per share, in place of the consulting fees accrued by Mr. Cusick in 1998, and the second option was to purchase up to 600,000 shares of common stock at an exercise price of $.01 per share, in place of the consulting fees accrued by Mr. Cusick in 1999. In February 1999, the board of directors granted Mr. Cusick a non-qualified stock option to purchase up to 4,100,000 shares of common stock at an exercise price of $.25 per share. This option vested in three equal installments on each of September 1999, January 2000 and April 2000. In 2001, the board of directors granted Mr. Cusick a non-qualified stock option to purchase up to 5,000,000 shares of common stock at a purchase price of $.22 per share. This option vested in quarterly installments over the course of the year ended December 31, 2001.
(6) This option was originally granted by the board of directors in May 1998 subject to stockholder approval. Stockholder approval for the option was neither sought nor obtained. In October 2000, the board of directors amended the option to remove the requirement of stockholder approval.

OPTION GRANTS IN FISCAL 2001

            The following table sets forth each grant of stock options made during the year ended December 31, 2001 to each of the named executive officers. The options were exercisable in full as of December 31, 2001. No stock appreciation rights were granted during fiscal 2001.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                PERCENT OF
                                                  TOTAL
                               NUMBER OF         OPTIONS
                               SECURITIES       GRANTED TO
                               UNDERLYING        EMPLOYEES      EXERCISE        GRANT DATE
                                OPTIONS             IN            PRICE        PRESENT VALUE    EXPIRATION
                   NAME        GRANTED(#)       FISCAL YEAR     PER SHARE        ($/SHARE)          DATE
                   ----        ----------       -----------     ---------        ---------          ----
C. Robert Cusick ............  5,000,000           36%             $.22            $.22            2/24/08
Dhananjay G. Wadekar.........  5,000,000           36%             $.22            $.22            2/24/08

------------------

OPTION EXERCISES AND FISCAL YEAR-END VALUES

            The following table sets forth certain information regarding exercisable and unexercisable stock options held as of December 31, 2001 by each of the named executive officers. The value of unexercised in-the-money options has been calculated by determining the difference between the exercise price per share payable upon exercise of such options and the last sale price of the common stock on December 31, 2001, as reported on the OTC Bulletin Board ($.43 per share). No stock options were exercised by named executive officers during 2001.

                          FISCAL YEAR-END OPTION VALUES

                                         NUMBER OF SECURITIES                 VALUE OF UNEXERCISED
                                        UNDERLYING UNEXERCISED                IN-THE-MONEY OPTIONS
                                    OPTIONS AT FISCAL YEAR-END(#)             AT FISCAL YEAR-END($)
                                    ------------------------------            ---------------------
NAME                                EXERCISABLE      UNEXERCISABLE       EXERCISABLE      UNEXERCISABLE
----                                -----------      -------------       -----------      -------------
C. Robert Cusick...............      12,000,000            0             $ 2,776,000            0
Dhananjay G. Wadekar...........      12,000,000            0             $ 2,656,000            0

------------------

STOCK OPTION PLANS

            We have adopted three employee stock plans: the 1998 Stock Option Plan, the 1991 Stock Plan and the 1989 Stock Option Plan. During 2001, each plan was administered by the compensation committee along with the board of directors. During 2001, we terminated the 1991 Stock Plan and the 1989 Stock Option Plan.

            The 1998 Stock Option Plan provides for the issuance of options to employees, officers, directors and consultants, and reserves up to 2,500,000 shares of common stock for issuance under the plan. As of December 31, 2001, options to purchase a total of 862,000 shares of common stock were outstanding under the 1998 Stock Option Plan, all of which were then exercisable, and 1,205,000 shares of common stock were reserved for future grant.

PERFORMANCE GRAPH

            The following performance graph compares the performance of Able Laboratories' cumulative stockholder return with that of one broad market index, the Nasdaq National Market Index for U.S. Companies, and a published industry or line of business index, the Nasdaq Pharmaceutical Index. The cumulative stockholder return for the shares of our common stock is calculated assuming $100 was invested on December 31, 1996. The cumulative stockholder returns for the market indexes are calculated assuming $100 was invested on December 31, 1996. We paid no cash dividends during the periods shown. The performance of the market indexes is shown on a total return (dividends reinvested) basis.

                        [PERFORMANCE GRAPH APPEARS HERE]

                             12/96    12/97    12/98    12/99    12/00    12/01
                             -----    -----    -----    -----    -----    -----
ABLE LABORATORIES INC.      100.00    10.71     1.45     2.82     1.42     3.24
NASDAQ STOCK MARKET (U.S.)  100.00   122.48   172.68   320.89   193.01   153.15
NASDAQ PHARMACEUTICAL       100.00   103.05   130.81   246.64   307.65   262.17

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

            Dr. Klint, Dr. Schneider and Mr. Silverman are members of the compensation committee. None of the members of this committee are employees or officers of Able Laboratories, but Dr. Schneider was formerly an officer of Able Laboratories.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

            This report has been furnished by the compensation committee. James Klint, F. Howard Schneider, and Harry Silverman, three non-employee members of the Board of Directors, are the members of the Committee. Mr. Schneider was an executive officer of Able Laboratories, Inc. until 1997. The Committee is primarily responsible for the review of executive compensation, which includes base salary, profit sharing, and stock option awards.

            COMPENSATION POLICIES. Able believes that it is critical to its continued success to attract and retain highly qualified executive officers who will play a vital role in future achievements. To this end, Able has established its compensation policy to reward executives based upon corporate, departmental and individual performance which is measured against the internal goals set for each area. Able also understands the need to provide long term incentives to its executive officers to achieve future financial and strategic goals which include Able's growth, enhancement of Able's profitability and thus shareholder value. Able believes that its total compensation is sufficiently competitive to retain and, if necessary, attract executive officers capable of leading Able in accomplishing its business goals.

            Executive compensation for fiscal 2001 consisted of a base salary and equity-based long-term incentive compensation in the form of incentive and nonstatutory stock options. Since options granted generally vest over one to five-years, option awards encourage the holders to improve the profitability and shareholder value of Able. Also, to reward performance Able provides executives with the opportunity to receive additional cash compensation in the form of profit-sharing bonuses. However, no profit-sharing bonus compensation was awarded in fiscal 2001.

            BASE SALARIES AND CHIEF EXECUTIVE OFFICER COMPENSATION. The salaries of the executive officers are established annually by evaluating requirements of the position, the contribution of the individual executive with respect to Able's performance and the executive's responsibility, technical experience and future potential. Base salaries of the executive officers are generally adjusted annually in January to reflect comparable executive salaries for comparably sized companies and to maintain the objectives of the compensation policy noted above. In determining base salaries, the Compensation Committee relies upon independent surveys of companies in the industry to determine whether Able's executive compensation is in a competitive range for executives within Able's industry. The salary of Dhananjay G. Wadekar, Able's Chief Executive Officer, was $145,000 for fiscal 2001 and was unchanged from fiscal 2000.

            LONG-TERM INCENTIVE COMPENSATION. One of Able's goals is the enhancement of shareholder value. The principal incentive tool used to achieve this goal is the periodic award to key employees of options to purchase common stock. Able's stock option plans are long-term plans designed to link executive rewards to shareholder value over time. In fiscal 2001, Able granted long-term incentive compensation in the form of nonstatutory stock options to Able's executive officers. These grants included options granted to Messrs. Wadekar and Cusick to purchase up to 5,000,000 shares of common stock each. See "Option Grants in Last Fiscal Year" at page 12.

                                         SUBMITTED BY THE COMPENSATION COMMITTEE
                                         OF THE BOARD OF DIRECTORS

                                         James B. Klint
                                         F. Howard Schneider
                                         Harry Silverman

REPORT OF THE AUDIT COMMITTEE

            The audit committee, consisting of Dr. Klint, Dr. Schneider, and Mr. Silverman, reviewed and discussed the audited financial statements for the year ended December 31, 2001 with management. The audit committee has discussed with our independent auditors any matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees." Our independent accountants also provided to the audit committee the written disclosures and a letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the audit committee discussed with the independent accountants, Wolf & Company, the firm's independence.

            Based upon the audit committee's discussions with management and the independent accountants and the audit committee's review of the representations of management, and the report of the independent accountants to the audit committee, the audit committee recommended that the Board of Directors include the audited consolidated financial statements in Able Laboratories's Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission.

                                         SUBMITTED BY THE AUDIT COMMITTEE
                                         OF THE BOARD OF DIRECTORS

                                         James B. Klint
                                         F. Howard Schneider
                                         Harry Silverman

EMPLOYMENT AND CONSULTING AGREEMENTS

            We have entered into an employment agreement with Mr. Wadekar, our President. For 2001, the board of directors set Mr. Wadekar's annual base salary at $145,000.

            Mr. Wadekar's employment agreement provides that (i) during his period of employment with Able Laboratories and for a period of one year thereafter, he will not engage in any business activity engaged in or under development by Able Laboratories and (ii) for a period of three years following his period of employment, he will not engage in any activities for any direct competitor similar or related to those activities engaged in during the preceding two years of employment with Able Laboratories. In the event we terminate Mr. Wadekar's employment without cause, we will be obligated to pay to him an amount equal to three months' base salary. In March 2001, the board of directors granted Mr. Wadekar a non-qualified stock option to purchase up to 5,000,000 shares of common stock at an exercise price of $.22 per share. This option vested in four equal installments at the end of each calendar quarter during 2001. As of December 31, 2001 this option was exercisable in full.

            We entered into a consulting agreement with Mr. Cusick in 1998, in connection with his joining Able Laboratories as Chairman of the Board. Mr. Cusick also served as our President from November 1998 until March 2001 and as our Chief Executive Officer from November 1998 until October 2001. The consulting agreement , which expired in May 2001, provided that Able Laboratories would pay Mr. Cusick $75,000 per year in consulting fees. In February 1999, the board of directors increased the annual consulting fee under the agreement to $148,000, payable solely in options to purchase common stock. We did not pay any cash compensation to Mr. Cusick under the consulting agreement or otherwise during his tenure as Chief Executive Officer and a director. In February 1999, the board of directors voted to grant Mr. Cusick two non-qualified stock options. The first option was to purchase up to 300,000 shares of common stock at an exercise price of $.01 per share, in place of the consulting fees accrued by Mr. Cusick in 1998. This option was immediately exercisable. The second option was to purchase up to 600,000 shares of common stock at an exercise price of $.01 per share, in place of the consulting fees accrued by Mr. Cusick in 1999. This option vested in equal monthly installments during calendar year 1999. In February 1999, the board of directors granted Mr. Cusick a non-qualified stock option to purchase up to 4,100,000 shares of common stock at an exercise price of $.25 per share. This option vested in three equal installments on each of September 1999, January 2000 and April 2000. In March 2001, the board of directors granted Mr. Cusick a non-qualified stock option to purchase up to 5,000,000 shares of common stock at an exercise price of $.22 per share. This option vested in four equal installments at the end of each calendar quarter during 2001. As of December 31, 2001 this option was exercisable in full.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The following table sets forth certain information regarding the beneficial ownership of Able Laboratories's voting securities as of April 19, 2002, by (i) each person or entity known to us to own beneficially five percent or more of any series of preferred stock and common stock, (ii) each of our directors, (iii) each of our named executive officers, and (iv) all of our directors and executive officers as a group. Except as otherwise noted, each beneficial owner has sole voting and investment power with respect to the shares shown.


COMMON STOCK:
------------

                                                        NUMBER OF SHARES         PERCENT
                                                          BENEFICIALLY       OF COMMON STOCK
  NAME AND ADDRESS OF BENEFICIAL OWNER(1)                   OWNED (2)          OUTSTANDING
  ---------------------------------------                   ---------          -----------
Corporate Opportunities Fund, L.P.....................     22,219,866(3)           11.4%
      c/o Sanders Morris Harris
      600 Travis, Suite 3100
      Houston, TX 77002


C. Robert Cusick......................................     14,935,319(4)            8.0%

Dhananjay G. Wadekar..................................     14,990,448(5)            8.0%

F. Howard Schneider...................................      1,258,000(6)             *

Harry Silverman.......................................      2,465,259(7)            1.4%

James Klint ..........................................      1,840,259(8)            1.1%

All directors and executive officers as a group
   (5 persons)........................................     35,489,284(9)           17.3%

----------------------

* Represents beneficial ownership of less than 1.0%.

(1) Each director and officer's address is c/o Able Laboratories, Inc., 200 Highland Avenue, Suite 301, Needham, MA 02494.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated, each person possesses sole voting and investment power with respect to all of the shares of common stock owned by such person, subject to community property laws where applicable. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable, or become exercisable by June 18, 2002 (60 days after April 19, 2002), are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Percentage ownership is based on 172,762,952 shares of common stock outstanding on April 19, 2002, plus securities deemed to be outstanding with respect to individual stockholders pursuant to Rule 13d-3(d)(1) under the Exchange Act. The information as to each person has been furnished by such person.
(3) All shares of common stock are issuable upon conversion of the Series Q Preferred Stock. The Company has received a copy of a report on
         Schedule 13D with signatures dated August 26, 2001 filed by Corporate Opportunities Fund (Institutional), L.P. on behalf of itself as well as its affiliates Corporate Opportunities Fund, L.P., James C. Gale, Sanders Morris Harris Inc. and SMM Corporate Management, LLC. Corporate Opportunities Fund (Institutional), L.P. and Corporate Opportunities Fund, L.P. shall be referred to collectively as the Funds. The report states that Corporate Opportunities Fund (Institutional), L.P. is the beneficial owner of 4,965 shares of Series Q Preferred Stock which shares are immediately convertible into approximately 4,209,833 shares of common stock and Corporate Opportunities Fund, L.P. is the beneficial owner of 25,305 shares of Series Q Preferred Stock which shares are immediately convertible into approximately 21,277,479 shares of common stock. The report states that: (i) SMM Corporate Management, LLC, as general partner of each of the Funds, is a beneficial owner of the shares owned by the Funds, (ii) Sanders Morris Harris Inc., as the controlling member of SMM Corporate Management, LLC, is a beneficial owner of the shares owned by the Funds; and (iii) James C. Gale, as the Chief Investment Officer, a Manager and Member of SMM Corporate Management, LLC, is a beneficial owner of the shares owned by the Funds.

(4) Includes 11,100,000 shares of common stock subject to options exercisable by June 18, 2002 and 2,245,319 shares of common stock issuable upon conversion of Series Q Preferred Stock which are held by Mr. Cusick's spouse.
(5) Includes 12,000,000 shares of common stock subject to options exercisable by June 18, 2002, 1,100,647 shares of common stock issuable upon conversion of Series Q Preferred Stock, 1,100,647 shares of common stock issuable upon conversion of Series Q Preferred Stock held by a trust for the benefit of Mr. Wadekar's spouse, and 664,155 shares of common stock held by trusts for the benefit of Mr. Wadekar's children, 264,155 of which are issuable upon conversion of Series Q Preferred Stock.
(6) Includes 1,250,000 shares of common stock subject to options exercisable by June 18, 2002.
(7) Includes 1,250,000 shares of common stock subject to options exercisable by June 18, 2002 and 440,259 shares of common stock issuable upon conversion of the Series Q Preferred Stock.
(8) Includes 1,250,000 shares of common stock subject to options exercisable by June 18, 2002 and 440,259 shares of common stock issuable upon conversion of the Series Q Preferred Stock.
(9) Includes 26,850,000 shares of common stock subject to options, warrants, or convertible notes exercisable by June 18, 2002 and 5,591,284 shares of common stock issuable upon conversion of the Series Q Preferred Stock.

PREFERRED STOCK:
---------------

                                                                    NUMBER OF SHARES           PERCENT
                                                                      BENEFICIALLY        OF PREFERRED STOCK
              NAME OF BENEFICIAL OWNER                                  OWNED (1)           OUTSTANDING (2)
              ------------------------                                  ---------           ---------------
 Corporate Opportunities Fund, L.P.............................           25,305                41.4%
      c/o Sanders Morris Harris
      600 Travis, Suite 3100
      Houston, TX 77002
 Corporate Opportunities Fund (Institutional), L.P.............           4,695                 7.7%
      c/o Sanders Morris Harris
      600 Travis, Suite 3100
      Houston, TX 77002

---------------------
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated, each person possesses sole voting and investment power with respect to all of the shares of common stock owned by such person, subject to community property laws where applicable.
(2) Based on 61,150 shares of Series Q Preferred Stock outstanding as of April 19, 2002.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            On February 23, 2001, pursuant to an agreement between RxBazaar, Inc., Superior Pharmaceutical Company, our direct and wholly-owned subsidiary, and us, RxBazaar acquired Superior in a cash merger.

             The sale of Superior to RxBazaar, a company founded by two directors of Able Laboratories, involved complex financial transactions, including:

         o  we received a cash payment of $4,000,000 from RxBazaar;

         o RxBazaar became obligated to pay us approximately $1,000,000 in respect of existing intercompany advances and accounts payable owed by Superior to Able;

         o RxBazaar assumed our existing subordinated debt in the amount of $2,248,875;

         o we agreed to continue to guarantee the subordinated debt, which guarantee is secured by certain of our assets;

         o we further agreed that the subordinated lenders would be entitled to convert the subordinated debt into shares of our common stock to satisfy our obligations under the guarantee;

         o we issued warrants to the subordinated lenders to purchase 2,500,000 shares of common stock at a price of $0.01 per share, which warrants will become exercisable if the guaranteed debt is not repaid on or before June 17, 2002; and

         o we agreed with certain equity investors in RxBazaar that they could, at their election, exchange their shares of RxBazaar Series A preferred stock for shares of our Series O Preferred Stock, which we would register for resale by the investors. The equity investors in RxBazaar later exchanged their shares of RxBazaar stock into shares of our Series O Preferred Stock.

            Subsequent to the sale of Superior, we have continued to sell products to Superior. Approximately 34% of our net sales for fiscal 2001 were to Superior.

            Various relationships have existed between Able Laboratories and RxBazaar. As of the February 23, 2001, sale of Superior to RxBazaar we beneficially owned 340,000 shares or 8.47% of the common stock of RxBazaar and had a warrant to purchase an additional 240,000 shares at a price of $12.50 per share. Also, as of February 23, 2001, Dhananjay G. Wadekar, our President, Chief Executive Officer and Chairman of the Board, owned 413,333 shares or 10.29% of the outstanding stock of RxBazaar and two trusts for the benefit of Mr. Wadekar's minor children owned a total of 400,000 shares or 9.96% of the outstanding stock of RxBazaar. Mr. Wadekar was also a director of RxBazaar until February 2002. C. Robert Cusick, formerly Chief Executive Officer and Chairman of our Board of Directors, is Chief Executive Officer and Chairman of the Board of Directors of RxBazaar and owns 826,666 shares or 20.59% of the outstanding stock of RxBazaar. All numbers reflect the one-for-five reverse stock split of RxBazaar, Inc. A special committee of three of our outside directors who have no ownership in or relationship to RxBazaar was appointed to review the terms of the merger. The special committee was aware of the interests described above and took these interests into account in approving the transaction. Because of these relationships, the merger was negotiated on our behalf primarily by one of our outside directors, who has no connection with or relationship with RxBazaar. The special committee approved the merger, as did the full board of directors.

            As of December 31, 2001, a total of $105,000 plus accrued interest at a rate of 6.07% was owed to us by Dhananjay G. Wadekar, our Chief Executive Officer.

            On February 24, 2001, the board granted Mr. Cusick and Mr. Wadekar non-qualified stock options to purchase up to 5,000,000 shares of common stock, Mr. Silverman and Dr. Klint non-qualified stock options to purchase up to 500,000 shares, and Dr. Schneider a non-qualified stock option to purchase up to 250,000 shares. Each option has an exercise price of $.22 per share and vested in four equal installments at the end of each calendar quarter during 2001.

            In August 2001, we sold 61,150 shares of Series Q Preferred Stock to a number of private investors at a price of $100 per share. The Series Q Preferred Stock is convertible into shares of our common stock at a rate of
880.52 shares of common stock per share of Series Q Preferred Stock. Certain of our directors and officers and their family members purchased shares of Series Q Preferred Stock as follows: Mr. Cusick - 2,550 shares (all shares were purchased by Mr. Cusick's spouse), Mr. Wadekar - 2,800 (1,250 shares were purchased by a trust for the benefit of Mr. Wadekar's spouse and 300 shares were purchased by trusts for the benefit of Mr. Wadekar's children), Mr. Silverman - 500 shares and Dr. Klint - 500 shares.


            In December 2001, we sold shares of our common stock to a number of investors in a private offering. Sanders Morris Harris Inc., an affiliate of Corporate Opportunities Fund, L.P. and Corporate Opportunities Fund (Institutional), L.P., acted as our placement agent in connection with the December 2001 financing. James C. Gale, an affiliate of Corporate Opportunities Fund, L.P. and Corporate Opportunities Fund (Institutional), L.P., purchased stock in the December 2001 financing as trustee of a trust for the benefit of a family member of Mr. Gale.


            INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

            No person who has been a director or executive officer since January 1, 2001 has any interest in the adoption of any of the proposals submitted to the stockholders except for Proposal No. 1 relating to the election of directors, and except that the proposed plan of recapitalization might be necessary to satisfy our obligations under the terms of the Series Q Preferred Stock held by the directors and executive officers as well as certain stock options granted to the directors and executive officers.

                              STOCKHOLDER PROPOSALS


            It is contemplated that the next annual meeting of stockholders will be held on or about May 29, 2003. Proposals of stockholders intended for inclusion in the proxy statement to be mailed to all stockholders entitled to vote at the next annual meeting of stockholders must be received at our principal executive offices not later than December 31, 2002. In addition,
Section 3 of our by-laws requires that a stockholder who wishes to propose an item of business for consideration at the annual meeting must give us written notice of such item of business not less than 60 days nor more than 90 days before the date for such meeting describing any proposal to be brought before such meeting. The procedural requirements are fully set forth in Section 3 of our by-laws. In order to avoid controversy as to the date on which we received a proposal, we suggest that stockholders desiring to submit proposals do so by certified mail, return receipt requested.

                              INDEPENDENT AUDITORS

            The board of directors has selected the firm of Wolf & Company, P.C., independent certified public accountants, to serve as independent auditors for the fiscal year ending December 31, 2002. Wolf and Company, P.C. has acted as our auditors commencing with the period ending June 30, 1989. We expect that a member of Wolf and Company, P.C. will be present at the meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

FISCAL 2001 AUDIT FIRM FEE SUMMARY

            During fiscal 2001, Wolf & Company, P.C. provided services in the following categories and amounts:

             DESCRIPTION                                             AMOUNT
             -----------                                             ------
             Audit Fees (1)                                         $82,700

             Financial Information Systems Design
             and Implementation Fees                                     --

             All Other Fees (2)                                     $22,875

            (1) Audit of annual financial statements and review of quarterly financial statements during fiscal 2001.

            (2) Includes tax related services, review of registration statements and participation at meetings of the Board of Directors and Audit Committee.

            The Audit Committee has determined that Wolf & Company's provision of services to the Company not related to its audit of the Company's financial statements was at all relevant times compatible with that firm's independence.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

            Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than ten percent of a registered class of equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater-than-ten percent stockholders are required by Securities and Exchange Commission regulations to furnish us with all Section 16(a) forms they file.

            Based solely on our review of the copies of such forms received by us, we believe that during fiscal 2001 all of our officers, directors and greater-than-ten percent stockholders complied with all Section 16(a) filing requirements and disclosed all transactions required to be disclosed.

                            EXPENSES AND SOLICITATION

            We will bear the cost of solicitation of proxies, and in addition to soliciting stockholders by mail through our regular employees, we may request banks and brokers to solicit their customers who have stock of Able Laboratories registered in the name of a nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Also, we may retain a professional proxy solicitation firm to assist in the proxy solicitation and, if so, will pay such solicitation firm customary fees plus expenses. Solicitation by our officers and employees may also be made of some stockholders in person or by mail, telephone or telegraph, following the original solicitation.

                                  MISCELLANEOUS

            The board of directors does not intend to present to the annual meeting any business other than the proposals listed herein, and the board was not aware, a reasonable time before mailing this proxy statement to the stockholders, of any other business which may be properly presented for action at the annual meeting. If any other business should come before the annual meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment.

                              AVAILABLE INFORMATION

            Stockholders of record on April 19, 2002 will receive a proxy statement and our annual report to stockholders, which contains detailed financial information about us. The annual report to stockholders is not incorporated herein and is not deemed a part of this proxy statement. We will mail, without charge, a copy of our Annual Report on Form 10-K (excluding exhibits) to any stockholder solicited hereby who requests it in writing. Please submit any such written request to: Shareholder Relations, Able Laboratories, Inc., 200 Highland Avenue, Suite 301, Needham, Massachusetts 02494.

                                    EXHIBIT A

                           TEXT OF PROPOSED AMENDMENT

            RESOLVED: That the Certificate of Incorporation of the corporation be amended by deleting the first paragraph of Paragraph 4 thereof and inserting in its place the following paragraphs:

            4: The total number of shares of capital stock which the Corporation shall have authority to issue is 35,000,000 shares, consisting of 25,000,000 shares of common stock, having a par value of $0.01 per share (the "Common Stock"), and 10,000,000 shares of Preferred Stock, having a par value of $0.01 per share (the "Preferred Stock").

            At the same time as the filing of this Amendment to the Certificate of Incorporation of the Corporation with the Secretary of State of Delaware becomes effective, each fifteen (15) shares of common stock of the corporation, par value $0.01 per share (the "Old Common Stock"), issued and outstanding or held in the treasury of the Corporation immediately prior to the effectiveness of such filing, shall be combined, reclassified and changed into one (1) fully paid and nonassessable share of Common Stock.

            Each holder of record of a certificate or certificates for one or more shares of the Old Common Stock shall be entitled to receive as soon as practicable, upon surrender of such certificate, a certificate or certificates representing the largest whole number of shares of Common Stock to which such holder shall be entitled pursuant to the provisions of the immediately preceding paragraph. Any certificate for one or more shares of the Old Common Stock not so surrendered shall be deemed to represent one share of the Common Stock for each fifteen (15) shares of the Old Common Stock previously represented by such certificate.

            No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon such combination and reclassification of the Old Common Stock into shares of Common Stock. Instead of issuing any fractional shares of Common Stock which would otherwise be issuable upon such combination and reclassification, the corporation shall pay to the holders of the shares of Old Common Stock which were thus combined and reclassified cash in respect of such fraction in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a manner prescribed by the Board of Directors) at the close of business on the date such combination and reclassification becomes effective.

                             ABLE LABORATORIES, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 29, 2002

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                  BOARD OF DIRECTORS OF ABLE LABORATORIES, INC.


            The undersigned stockholder of Able Laboratories, Inc., revoking all prior proxies, hereby appoints Dhananjay G. Wadekar and Harry Silverman, or each of them acting singly, proxies, with full power of substitution, to vote all shares of capital stock of Able Laboratories, Inc. which the undersigned is entitled to vote at the 2002 annual meeting of stockholders to be held at the offices of Able Laboratories, Inc., 6 Hollywood Court, South Plainfield, New Jersey 07080 on May 29, 2002, beginning at 10:00 a.m. local time and at any adjournments thereof, upon matters set forth in the notice of annual meeting dated April 23, 2002 and the related proxy statement, copies of which have been received by the undersigned, and in their discretion upon any business that may properly come before the meeting or any adjournments thereof. Attendance of the undersigned at the meeting or any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.


            The undersigned hereby acknowledges receipt of a copy of the accompanying notice of annual meeting of stockholders and of the proxy statement relating thereto, and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

            When properly executed, this proxy will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted for proposals 1, 2, 3, and 4 in the discretion of the persons named as proxies as to such other matters as may properly come before the meeting.

1.       To elect a board of directors.

         FOR all nominees listed below  [_]            WITHHOLD AUTHORITY [_]
         (except as marked to the contrary below):     to vote for all nominees:

         NOMINEES:
         James Klint
         F. Howard Schneider
         Harry Silverman
         Dhananjay G. Wadekar

         INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "For all nominees" box and strike a line through the nominee's name. Your shares will be voted for the remaining nominee(s).

2. To approve a proposed plan of recapitalization that will result in a one-for-fifteen reverse stock split of Able Laboratories' Common Stock.

             FOR                  AGAINST                  ABSTAIN
             [_]                    [_]                      [_]

3. To adjourn the annual meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the annual meeting to approve Proposal No. 2.

             FOR                  AGAINST                  ABSTAIN
             [_]                    [_]                      [_]

4. To transact such other business as may properly come before the meeting.

             FOR                  AGAINST                  ABSTAIN
             [_]                    [_]                      [_]

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN WITH RESPECT TO THE PROPOSAL SET FORTH ABOVE, WILL BE VOTED FOR SUCH PROPOSAL.

DATED:  __________, 2002     Signature of Stockholder(s):______________________

                             Print Name:_______________________________________


Mark here if you plan to attend the meeting:

Mark here if your address has changed:

                             New address:______________________________________

                                         ______________________________________



            Please promptly date and sign this proxy and mail it in the enclosed envelope to assure representation of your shares. No postage need be affixed if mailed in the United States. PLEASE SIGN EXACTLY AS NAME(S) APPEAR ON STOCK CERTIFICATE. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If stockholder is a corporation, please sign full corporate name by president or other authorized officer and, if a partnership, please sign full partnership name by an authorized partner or other person.